Exhibit 10.4

RESTRICTED STOCK UNIT AWARD AGREEMENT

INFUSYSTEM HOLDINGS, INC.

EQUITY PLAN

Name of Grantee:

Grant Date:

Number of Restricted Stock Units:

This Agreement evidences the grant (the “Award”) by InfuSystem Holdings, Inc. (the “Company”) of restricted stock units (“Restricted Stock Units”) to the above-referenced “Grantee” as of the “Grant Date” pursuant to the InfuSystem Holdings, Inc. Equity Plan (the “Plan”), which is hereby incorporated in this Agreement by reference. By accepting the Award, Grantee agrees to be bound in accordance with the provisions of the Plan. Any capitalized terms that are not defined in this Agreement shall have the same meaning as in the Plan.

1. Restricted Stock Units Awarded. Grantee is hereby awarded the number of Restricted Stock Units first set forth above, subject to the other terms and conditions of this Agreement and the Plan. Each Restricted Stock Unit represents the contingent right to receive one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

2. Vesting. Subject to the provisions of Section 3 below,                      (    %) of the Restricted Stock Units (rounded to the nearest whole unit) shall vest on each of the first                      anniversaries of the Grant Date and all remaining units shall vest on the                      anniversary of the Grant Date (each anniversary, a “Vesting Date”).

3. Forfeiture. In the event Grantee’s employment with the Company terminates prior the vesting of any Restricted Stock Units, such non-vested Restricted Stock Units will be forfeited by Grantee and no benefits will be payable under this Agreement with respect to such forfeited units.

4. Payment of Benefits. Subject to Section 8 (Taxes) below, Grantee shall receive a number of shares of Common Stock equal to the number of vested Restricted Stock Units subject to this Agreement within 30 days following each Vesting Date.

5. Payment Following Change of Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control (as defined below), the Committee will provide that any unvested Restricted Stock Units shall be assumed, or equivalent restricted stock units shall be substituted (“Substitute Award”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that the shares of stock issuable upon the payment of such Substitute Award shall constitute securities registered in accordance with the Securities Act of 1933, as amended (the “1933 Act”), or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act (collectively, “Registered Securities”), or in the alternative, if the securities issuable upon the payment of such Substitute Award shall not

Restricted Stock Unit Agreement

InfuSystem Holdings, Inc. Equity Plan

constitute Registered Securities, then the Grantee will receive upon consummation of the Change in Control transaction a cash payment for the unvested Restricted Stock Units surrendered equal to the fair market value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock underlying the unvested Restricted Stock Units.

For purposes of this Agreement, the term “Change in Control” shall mean (A) the sale of all or substantially all of the assets of the Company; (B) the merger or recapitalization of the Company whereby the Company is not the surviving entity; or (C) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of fifty (50%) or more of the outstanding voting securities of the Company by any person, trust, entity or group.

6. Voting and Dividend Rights. Grantee shall have no voting rights or rights to receive dividend equivalents with respect to the Restricted Stock Units awarded hereunder.

7. Permitted Transfers. The rights under this Agreement may not be assigned, transferred or otherwise disposed of except by will or the laws of descent and distribution and may be exercised during the lifetime of Grantee only by Grantee. Upon any attempt to assign, transfer or otherwise dispose of this Agreement, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Agreement and the rights and privileges conferred hereby immediately will become null and void.

8. Taxes. Grantee will be solely responsible for any federal, state or other taxes imposed in connection with the granting of the Restricted Stock Units or the delivery of shares of Common Stock pursuant thereto, and Grantee authorizes the Company to make any withholding for taxes which the Company deems necessary or proper in connection therewith from any compensation payable by the Company to Grantee. Upon recognition of income by Grantee with respect to the Award hereunder, the Company shall withhold taxes pursuant to the terms of the Plan. Grantee may elect to have the Company reduce the number of shares of Common Stock otherwise deliverable to the Grantee by the number of whole shares of Common Stock, rounded down, with a Market Value equal to or less than the amount of the withholding tax due. The Company will withhold any remaining withholding tax due from other payments owed to Grantee.

9. Conflicts. In the event of a conflict between this Agreement and the Plan, the provisions of the Plan shall govern.

10. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to the Restricted Stock Units may be contained in the Plan.

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Restricted Stock Unit Agreement

InfuSystem Holdings, Inc. Equity Plan

INFUSYSTEM HOLDINGS, INC.

By:

, Grantee

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Restricted Stock Unit Agreement

InfuSystem Holdings, Inc. Equity Plan